UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TEJON RANCH CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Notes:

TEJON RANCH CO.

Post Office Box 1000

Lebec, California 93243

April 1, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tejon Ranch Co. on Tuesday, May 3, 2005, at 9:30 A.M., at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California. Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

The Notice of Annual Meeting and Proxy Statement containing information concerning the business to be transacted at the meeting appear in the following pages.

It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please vote the enclosed proxy at your earliest convenience.

Your interest and participation in the affairs of the Company are greatly appreciated.

Sincerely,

Robert A. Stine,

President and Chief Executive Officer

TEJON RANCH CO.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

on

May 3, 2005

The Annual Meeting of Stockholders of Tejon Ranch Co. (the “Company”) will be held at the Hyatt Regency Irvine, 17900 Jamboree Boulevard, Irvine, California on Tuesday, May 3, 2005, at 9:30 A.M., California time, for the following purposes:

1.	To elect four directors.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The names of the nominees of the Board of Directors of the Company for election at the meeting are: John L. Goolsby, Norman Metcalfe, Kent G. Snyder and Michael H. Winer.

The Board of Directors has fixed the close of business on March 11, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Your attention is invited to the accompanying Proxy Statement. To ensure that your shares are represented at the meeting, please date, sign, and mail the enclosed proxy card, for which a return envelope is provided, or vote your proxy by phone or the internet, the instructions for which are provided on the enclosed proxy card.

For the Board of Directors,

DAN T. DANIELS, Chairman of the Board

DENNIS MULLINS, Secretary

Lebec, California

April 1, 2005

PLEASE MARK YOUR INSTRUCTIONS ON THE ENCLOSED PROXY, SIGN AND DATE THE PROXY, AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. ALTERNATIVELY, PLEASE VOTE YOUR PROXY BY PHONE OR THE INTERNET. PLEASE VOTE YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR PROXY.

TEJON RANCH CO.

Post Office Box 1000

Lebec, California 93243

PROXY STATEMENT

Annual Meeting of Stockholders

May 3, 2005

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders to be held on May 3, 2005.

It is anticipated that the mailing of this Proxy Statement and accompanying form of Proxy to stockholders will begin on or about April 1, 2005.

SOLICITATION OF PROXIES

At the meeting, the stockholders of the Company will be asked (1) to elect four directors, and (2) to transact such other business as may properly come before the meeting. Your Board of Directors is asking for your proxy for use at the meeting. Although management does not know of any other matter to be acted upon at the meeting, shares represented by valid proxies will be voted by the persons named on the proxy in accordance with their best judgment with respect to any other matters which may properly come before the meeting.

The cost of preparing, assembling, and mailing the Notice of Meeting, this Proxy Statement and the enclosed proxy ballot will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, other electronic means, or in person; such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange.

RECORD DATE AND VOTING

Holders of shares of Common Stock of record at the close of business on March 11, 2005, are entitled to notice of, and to vote at, the meeting. There were 16,440,501 shares of Common Stock outstanding on March 11, 2005. A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Company’s Secretary a written notice of revocation or a duly executed proxy bearing a later date. Unless a proxy is revoked and except as indicated below under “Election of Directors,” shares represented by a proxy will be voted in accordance with the voting instructions on the proxy and, on matters for which no voting instructions are given, shares will be voted for the nominees of the Board of Directors as shown on the proxy. Stockholders cannot abstain in the election of directors, but they can withhold authority. Stockholders who withhold authority will be considered present for purposes of determining a quorum. The rules of the New York Stock Exchange permit member organizations (“brokers”) to vote shares on behalf of beneficial owners, in the absence of instructions from beneficial owners, on certain “routine” matters, including the election of directors, but do not permit such votes on “non-routine” matters, including any proposals submitted for stockholder approval, none of which are expected at this meeting. Situations where brokers do not vote on non-routine proposals are referred to as “broker non-votes.” Broker non-votes will not be counted as present for purposes of determining a quorum and will have no effect on the outcome of the voting for any “non-routine” matters.

Stockholders vote cumulatively in the election of directors. Cumulative voting means that each stockholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she holds. These votes may be cast for one nominee or distributed among two or more nominees. The four (4) candidates receiving the highest number of affirmative votes will be elected as directors. On all other matters, stockholders are entitled to one vote per share held. The proxies being solicited include authority of the proxy holders to cumulate votes.

Pursuant to Delaware corporation law, the actions contemplated to be taken at the Annual Meeting do not create appraisal or dissenters rights.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table lists the stockholders known to the Company to be the beneficial owners of more than 5% of the shares of Company Common Stock outstanding as of March 11, 2005. The table also provides the stock ownership as of the same date of all directors, the most highly compensated executive officers during 2004, and all directors and officers as a group.

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Ardell Investment Company P.O. Box 1715 Newport Beach, CA 92659	1,011,628	(3)	6.15%

M.H. Sherman Company P.O. Box 1715 Newport Beach, CA 92659	1,140,630	(3)	6.94%

Third Avenue Management LLC 622 Third Avenue New York, NY 10017	4,399,878	(4)	26.76%

FMR Corp. 82 Devonshire Street Boston, MA 02109	1,180,300	(5)	7.18%

Directors

Craig Cadwalader	2,165,520	(6)	13.17%

Dan T. Daniels	2,172,239	(7)	13.21%

John L. Goolsby	13,460	(8)	below 1%

Norman Metcalfe	11,041	(9)	below 1%

George G.C. Parker	7,060	(8)	below 1%

Robert C. Ruocco	592,404	(10)	3.60%

Kent G. Snyder	13,762	(9)	below 1%

Geoffrey L. Stack	9,650	(11)	below 1%

Robert A. Stine	305,549	(12)	1.86%

Michael H. Winer	4,399,578	(13)	26.76%

Executive Officers

Joseph E. Drew	25,001	(9)	below 1%

Allen E. Lyda	109,254	(11)	below 1%

Dennis Mullins	76,878	(11)	below 1%

Jeffrey H. Warren	23,072	(9)	below 1%

All officers and directors as a group (15 persons)	7,759,248		47.19%

(1)	In each case, the named stockholder has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below, and except that all options, restricted stock and restricted stock units are held by directors and officers individually. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person owns or has the right to acquire within 60 days. As a result, we have included in the “Amount and Nature of Beneficial Ownership” column, shares of vested and unvested restricted stock granted to a beneficial owner. Such restricted stock has voting rights, irrespective of vesting. In addition, we have included restricted stock units that could possibly vest within 60 days, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his relationship with the Company.

(2)	For purposes of computing the “Percent of Class” column, any shares which such person does not currently own but has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of any person. Restricted stock is deemed outstanding, irrespective of vesting. Also included are restricted stock units that could possibly vest within 60 days, even though for any such restricted stock units shown to vest within that period, the beneficial owner would have to terminate his relationship with the Company.

(3)	Does not include 12,572 shares (0.08% of the number of shares outstanding) owned of record and beneficially by the Sherman Foundation, a non-profit public charity, three of the trustees of which are directors of Ardell Investment Company and M.H. Sherman Company, those being Messrs. Donald Haskell, Craig Cadwalader and Dan T. Daniels, the latter two of whom are directors of the Company. Mr. Haskell is Executive Vice President of the Sherman Foundation, is Chairman and a director of Ardell Investment Company, is Chairman of the Board and a director of M.H. Sherman Company, and has the power to vote a majority of the shares of Ardell Investment Company and M.H. Sherman Company. Mr. Haskell also owns personally 51,100 shares of the Company. Mr. Haskell disclaims beneficial ownership of the shares owned by the Sherman Foundation for all other purposes.

(4)	Includes 3,420,106 shares owned beneficially and of record by Third Avenue Value Fund, 322,646 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund, 401,039 shares owned beneficially and of record by Third Avenue Real Estate Value Fund, 18,000 shares owned beneficially and of record by the Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, and 137,305 shares owned beneficially and of record by the Third Avenue Value Portfolio of the AEGON/Transamerica Series. Third Avenue Management LLC has sole voting and investment power with respect to these shares. Also includes 100,782 shares owned of record by various individual investment accounts managed by Third Avenue Management LLC, which has sole investment power with respect to those shares and sole voting power with respect to 96,779 of those shares.

(5)	Based on information certified as accurate as of December 31, 2004 in a Schedule 13G dated February 14, 2005 filed by the stockholder, Fidelity Low Priced Stock Fund, its investment advisor, its parent holding company and the parent company’s controlling persons with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

(6)	Includes 1,011,628 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 12,572 shares owned by the Sherman Foundation. Mr. Cadwalader is President and a director of Ardell Investment Company, Vice President and a director of M.H. Sherman Company, and Vice President and a trustee of the Sherman Foundation. Mr. Cadwalader disclaims beneficial ownership as to all of the shares owned by said entities for all other purposes. Also includes 690 restricted stock units that could possibly vest within 60 days.

(7)

Includes 1,011,628 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 12,572 shares owned by the Sherman Foundation. Mr. Daniels is Executive Vice President, Treasurer and a director of Ardell Investment Company, President and a director of M.H. Sherman Company, and President, Treasurer and a trustee of the Sherman Foundation. Mr. Daniels disclaims beneficial ownership as to all of the shares owned by said entities for all other purposes. Also includes 6,464 shares underlying options held by Mr. Daniels that are currently exercisable, and 945 restricted stock units that could possibly vest within 60 days.

(8)	The shares owned by Mr. Goolsby include 1,348 shares in his accounts, 1,721 shares of restricted stock, and 10,391 shares underlying stock options that are currently exercisable. The shares owned by Mr. Parker include 562 shares in his accounts, 364 shares of restricted stock, 996 restricted stock units that could possibly vest within 60 days, and 5,138 shares underlying stock options that are currently exercisable. The shares owned by each of Messrs. Goolsby and Parker in their accounts are held by a family trust concerning which the director and his spouse share voting and investment power.

(9)	The shares owned by Mr. Metcalfe include 2,130 shares in his accounts, 667 shares of restricted stock, 484 restricted stock units that could possibly vest within 60 days, and 7,760 shares underlying stock options that are currently exercisable. The shares owned by Mr. Snyder include 1,123 restricted stock units that could possibly vest within 60 days, and 12,639 shares underlying stock options that are currently exercisable. The shares owned by Mr. Drew include 1,001 restricted stock units that could possibly vest within 60 days, and 24,000 shares underlying stock options that are currently exercisable. The shares owned by Mr. Warren include 572 restricted stock units that could possibly vest within 60 days, and 22,500 shares underlying stock options that are currently exercisable.

(10)	Includes 585,083 shares owned beneficially and of record by Carl Marks Strategic Investments, L.P. Mr. Ruocco is a General Partner of Carl Marks Management Company, L.P. and shares voting and investment power. Also includes 6,504 shares underlying options held by Mr. Ruocco that are currently exercisable, and 817 restricted stock units that could possibly vest within 60 days.

(11)	The shares owned by Mr. Stack include 714 shares in his accounts, 667 restricted stock units, and 8,249 shares underlying stock options that are currently exercisable. The shares owned by Mr. Lyda include 4,907 shares in his accounts, 1,001 restricted stock units that could possibly vest within 60 days, and 103,346 shares underlying stock options that are currently exercisable. The shares owned by Mr. Mullins include 2,755 shares of stock in his accounts, 4,577 shares of restricted stock and 69,546 shares underlying stock options that are currently exercisable. The shares owned by each of Messrs. Stack, Lyda and Mullins in their accounts are held as community property concerning which the named person and his spouse share voting and investment power.

(12)	The shares owned by Mr. Stine include 32,265 shares in his accounts, 3,147 restricted stock units that could possibly vest within 60 days, and 270,137 shares underlying stock options that are currently exercisable. Of the shares in Mr. Stine’s accounts, some of the shares are held by a family trust and some are held as community property. In each case he and his spouse share voting and investment power.

(13)	Includes 3,420,106 shares owned beneficially and of record by Third Avenue Value Fund, 322,646 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund, 401,039 shares owned beneficially and of record by Third Avenue Real Estate Value Fund, 18,000 shares owned beneficially and of record by the Third Avenue Value Portfolio of the Third Avenue Variable Series Trust, and 137,305 shares owned beneficially and of record by the Third Avenue Value Portfolio of the AEGON/Transamerica Series. Also includes 100,782 shares owned of record by various individual investment accounts managed by Third Avenue Management LLC, which has sole investment power with respect to those shares and sole voting power with respect to 96,779 of those shares. Mr. Winer is a Portfolio Manager of Third Avenue Management LLC and shares voting and investment power. Mr. Winer disclaims beneficial ownership of the shares owned by said entities for all other purposes.

ELECTION OF DIRECTORS

The Board of Directors now consists of ten directors divided into three classes based upon when their terms expire. The terms of three directors (Class I) expire at the 2006 Annual Meeting, the terms of three directors (Class II) expire at the 2007 Annual Meeting, and the terms of four directors (Class III) expire at the 2005 Annual Meeting. The regular terms of directors expire at the third Annual Meeting following the Annual Meeting at which the directors were elected, although directors continue to serve until their successors are elected and qualified, unless the authorized number of directors has been decreased.

The names of the nominees of the Board of Directors for election as directors at the 2005 Annual Meeting (all of whom are presently directors) are set forth in the table below, along with certain other information. The table also includes information as to other directors of the Company.

Other than nominations made at the direction of the Board of Directors, nominations of persons for election to the Board of Directors by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed. Such stockholder’s notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice, the name and address, as they appear on the Company’s books, of such stockholder, and the class and number of shares of the Company which are beneficially owned by such stockholder.

Except as noted below, each proxy solicited by and on behalf of the Board of Directors will be voted “FOR” the election of the nominees named below (unless such authority is withheld as provided in the proxy) and one-quarter of the votes to which the stockholder is entitled will be cast for each of the four nominees. In the event any one or more of the nominees shall become unable to serve or refuse to serve as director (an event which is not anticipated), the proxy holders will vote for substitute nominees in their discretion. If one or more persons other than those named below as nominees for the 2005 Annual Meeting are nominated as candidates for director by persons other than the Board of Directors, the enclosed proxy may be voted in favor of any one or more of said nominees of the Board of Directors or substitute nominees and in such order of preference as the proxy holders may determine in their discretion.

All references to the Company in the table below and the remainder of this Proxy Statement relating to periods prior to June 1987 include references to Tejon Ranch Co., a California corporation and the Company’s predecessor, which became a wholly owned subsidiary of the Company as a result of a reincorporation transaction consummated in June 1987.

Nominees for Class III Directors Whose Terms Expire in 2008 and Principal Occupation or Employment(1)	First Became Director	Age
John L. Goolsby(5) Private investments and real estate; Director of America West Holdings Corporation	1999	63

Norman Metcalfe(2)(4)(5) Real estate and investments; Director of The Ryland Group	1998	62

Kent G. Snyder(3)(5)(6) Attorney at Law; Director of Pacific Premier Bancorp, Inc.	1998	68

Michael H. Winer(2) Portfolio Manager, Third Avenue Management LLC, investment management	2001	49

Other Directors and Principal Occupation or Employment(1)
Craig Cadwalader(3)(6) President and Director, Ardell Investment Company, investments; Director, M.H. Sherman Company	1994	64

Dan T. Daniels(2)(4)(5) President and Director, M.H. Sherman Company, investments; Director, Ardell Investment Company	1982	63

George G.C. Parker(3)(4)(6) Dean Witter Distinguished Professor of Finance, Graduate School of Business, Stanford University; Director of Continental Airlines, Inc., Converium Reinsurance, Inc., Barclays Global Investors, and First Republic Bank (San Francisco)	1999	66

Robert C. Ruocco(3)(4)(6) General Partner, Carl Marks Management Company, L.P., investment management; Chairman of the Board and Director of Sport & Health Clubs, LLC; Director of Safelite Glass Corporation	1997	46

Geoffrey L. Stack(3)(4)(5)(6) Managing Director, SARES·REGIS Group, real estate development and management	1998	61

Robert A. Stine(2)(5) President and Chief Executive Officer, Tejon Ranch Co.; Director of First Community Bancorp (San Diego County) and The Bakersfield Californian	1996	58

(1)	Except as set forth below, each of the directors has been engaged in his principal occupation described above during the past five years. There are no family relationships among any directors of the Company.

Mr. Parker also served as Senior Associate Dean for Academic Affairs and Director of the MBA Program at Stanford from 1993 to 2001. Mr. Winer has served as a Portfolio Manager at Third Avenue Management LLC since August 2002, when it succeeded to the business operations of M.J. Whitman Advisers, Inc. and EQSF Advisers, Inc. Mr. Winer served as a Portfolio Manager at M.J. Whitman Advisers, Inc. and EQSF Advisers, Inc. since September 1998.

(2)	Member of Executive Committee.

(3)	Member of Audit Committee.

(4)	Member of Compensation Committee.

(5)	Member of Real Estate Committee.

(6)	Member of Nominating and Corporate Governance Committee.

The terms of Messrs. Daniels, Ruocco and Stack expire at the 2006 Annual Meeting, and the terms of Messrs. Cadwalader, Parker and Stine expire at the 2007 Annual Meeting.

Board of Directors and Committees

Standing committees of the Board of Directors include the Executive, Audit, Compensation, Real Estate, and Nominating and Corporate Governance Committees. The major functions of each of these committees are described briefly below.

Except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors, or which, under the rules of the Securities and Exchange Commission or the New York Stock Exchange, may only be exercised by committees composed solely of independent directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company.

The Audit Committee acts on behalf of the Board of Directors in fulfilling the Board’s oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In addition, the Audit Committee retains the independent auditor and approves the scope of all audit and non-audit services it performs. The Charter of the Audit Committee was amended in its entirety by the Board of Directors in March 2004 and is attached as Appendix A to this Proxy Statement. Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange, and under Rule 10A-3 of the Securities and Exchange Commission.

The Compensation Committee reviews and either adjusts or recommends to the Board of Directors appropriate adjustments to the Company’s overall compensation structure, the compensation arrangements for executive officers, and director compensation, and evaluates the performance of executive officers.

The Real Estate Committee reviews all significant activities and issues related to the Company’s real estate assets and opportunities. It receives and considers the analyses of the Company’s real estate staff and provides management with oversight, guidance and strategic input on major decision points. It reviews and either approves or recommends to the Board of Directors appropriate action on significant proposed real estate transactions, development pro formas and budgets, and action plans.

The Nominating and Corporate Governance Committee was formed by the Board of Directors in December 2003. It is charged with evaluating the performance of existing directors, identifying and recruiting potential new directors, evaluating candidates for director positions recommended by stockholders, and recommending candidates to be nominated by the Board of Directors or elected by the Board on an interim basis. It also reviews and makes recommendations to the Board of Directors respecting the composition and functioning of Board committees, the Corporate Governance Guidelines, and the Board’s performance.

All of the members of the Nominating and Corporate Governance Committee are independent as that term is defined in the listing standards of the New York Stock Exchange. The Committee would be pleased to consider any recommendations of director candidates from stockholders. In March 2005, the Committee adopted formal procedures regarding consideration of candidates recommended by stockholders. Stockholders may recommend a candidate for consideration by the Committee by sending a letter addressed to Nominating Committee Chair, c/o Corporate Secretary, P.O. Box 1000, Lebec, California 93243.

During 2004, there were five meetings of the Board of Directors, none of the Executive Committee, six of the Audit Committee, three of the Compensation Committee, two of the Real Estate Committee, and three of the Nominating and Corporate Governance Committee. During 2004 all incumbent directors attended 75% or more of the aggregate total of such meetings of the Board of Directors and committees of the Board on which they served.

The Board of Directors has made a finding that all directors, except Mr. Stine, are “independent” as that term is defined in the listing standards of the New York Stock Exchange. Mr. Daniels will preside at all portions of Board of Directors meetings limited to independent or non-management directors. The Board of Directors has also found that no member of the Audit Committee is an “affiliated person” as defined in the exchange listing standards or the rules of the Securities and Exchange Commission. The Board of Directors has further found that the Audit Committee has not less than one member who is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission, and that not less than one member of the Audit Committee has “accounting or related financial management expertise” as described in the listing standards of the New York Stock Exchange.

The Company’s policy is that all directors are expected to attend every annual stockholders meeting in person. All directors attended the 2004 Annual Meeting of the Company.

The Board of Directors has adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees. It also has adopted Corporate Governance Guidelines to guide its own operations. Both documents are available on the Company web site, www.tejonranch.com. In addition, the charters of the Audit, Compensation, Nominating and Corporate Governance, and Real Estate Committees are available on the web site, and are available in print form upon request to the Corporate Secretary.

Stockholders and other interested persons may communicate directly to the Board of Directors, without management needing to handle or forward the communication, and with management being unable to intercept the communication, through the Company’s web site. These communications will be automatically directed to the Chairman of the Audit Committee.

Director Compensation

In 2004, Directors who were not employees of the Company received an annual retainer of $26,000. The annual retainer was payable $12,000 in cash and $14,000 in restricted stock with a one-year vesting period, unless the director elected to receive his entire retainer in restricted stock. If a director owned beneficially, or was affiliated with a person or entity which owned beneficially, 15% or more of the outstanding shares of the Common Stock of the Company, then that director could elect to receive his entire annual retainer in cash. The Chairman of the Board of Directors receives an additional annual retainer of $10,000 in restricted stock with a one-year vesting period, and the Chairmen of the Audit Committee, Compensation Committee and Real Estate Committee each receive an additional annual retainer of $5,000 in restricted stock with a one-year vesting period. As a transitional matter, in March 2004 the Board granted to all non-employee directors 1,000 shares of restricted stock which vests over three years, one-third each year. Any new director will receive a grant of 1,000 shares on the same terms when he or she joins the Board. Directors will have the opportunity to defer restricted stock grants into a non-qualified deferred compensation plan.

Directors receive a fee of $1,000 for attendance at any meeting of the Board, a fee of $1,000 for the first Committee meeting attended by such director on a day when the Board is not meeting, and a fee of $500 per Committee meeting attended by such director on the day of a Board meeting or another Committee meeting. One exception is that if the Nominating and Corporate Governance Committee meets on the same day as the Audit Committee, no fee will be paid for attending the former meeting. The fees are payable if the meeting is attended in person or by telephone conference call. Board and Committee meeting fees paid to directors traveling from outside of California to attend in person were paid at 150% of the rates set forth above.

EXECUTIVE COMPENSATION

The following table shows the aggregate compensation paid on an accrual basis by the Company and its subsidiaries during 2004 and each of the two previous years to the Chief Executive Officer and to the four other executive officers of the Company who were most highly compensated in 2004.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION				LONG TERM COMPENSATION		ALL OTHER COMPENSATION(4) ($)
NAME AND PRINCIPAL POSITION	YEAR	SALARY(1) ($)	BONUS(1) ($)	RESTRICTED STOCK AWARDS(2)(3) ($)	SECURITIES UNDERLYING OPTIONS(#)
Robert A. Stine President and Chief Executive Officer	2004 2003 2002	350,000 350,000 350,000	250,000 200,000 200,000	790,108 0 0	0 0 100,000	3,500 3,500 3,500

Allen E. Lyda Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2004 2003 2002	178,500 170,000 170,000	86,751 52,126 77,500	251,413 0 0	0 0 25,000	1,785 1,700 1,700

Dennis Mullins Vice President, General Counsel and Secretary	2004 2003 2002	178,500 170,000 170,000	78,272 61,200 72,000	287,319 0 0	0 0 25,000	1,785 1,700 1,700

Joseph E. Drew Senior Vice President	2004 2003 2002	180,000 160,000 150,000	54,124 43,520 57,000	251,413 0 0	0 0 30,000	1,800 1,600 1,125

Jeffrey H. Warren Vice President	2004 2003 2002	140,000 135,000 135,000	54,782 57,105 63,909	143,623 0 0	0 0 20,000	1,400 1,350 0

(1)	Amounts shown include salary earned and received by executive officers. The bonus amounts shown were accrued by the Company in the years shown but were received by the officers in January, February or March of the following years.

(2)

This column shows the fair market value of the restricted stock and restricted stock units on the date of grant. The restricted stock and restricted stock unit awards shown in this column are of two types. The first type contains restrictions that are time-based and the second type contains restrictions that are performance-based (“performance award”), though the value of the restricted stock and restricted stock units awarded with both types of restrictions is cumulated in this column. (A third type of performance-based restricted stock units (“milestone units”) was awarded in 2004 and the value of those restricted stock units is not included in this column, but is shown in the Long Term Incentive Compensation table which follows, and will be shown in the Long Term Incentive Payout column of the foregoing table in the year the restrictions lapse, if earned.) On March 26, 2004, Mr. Stine was awarded 12,587 time-based restricted stock units and 9,440 performance award restricted stock units; Mr. Lyda was awarded 4,005 time-based restricted stock units and 3,004 performance award restricted stock units; Mr. Mullins was awarded 4,577 time-based restricted shares and 3,433 performance award restricted stock units; Mr. Drew was awarded 4,005 time-based restricted stock units and 3,004 performance award restricted stock units; and Mr. Warren was awarded 2,288 time-based restricted stock units and 1,716 performance award restricted stock units. Beginning on the first anniversary of the date of grant, the restrictions on 25% of the time-based restricted shares and restricted stock units are scheduled to lapse each calendar year after the date of grant. The performance awards and the milestone units will vest if the performance criteria specified in the Restricted Stock Agreements and Restricted Stock Unit Agreements, respectively, are met. The unvested portion of each restricted stock and restricted stock unit grant is subject to forfeiture upon termination of the holder’s employment with the Company.

(3)	As of December 31, 2004, the value of aggregate restricted stock holdings of Mr. Mullins was $186,742 (4,577 shares). As of December 31, 2004, the value of aggregate restricted stock unit holdings of Messrs. Stine, Lyda, Mullins, Drew and Warren, which includes both the performance award restricted stock units shown in the Restricted Stock Awards column of the Summary Compensation Table and the milestone units (at maximum award) shown in the following Long Term Incentive Plan Awards table, all of which were awarded in 2004, was $8,384,726 (205,508 units), $2,774,400 (68,000 units), $2,848,411 (69,814 units), $2,695,697 (66,071 units), and $1,302,214 (31,917 units), respectively.

(4)	The amounts in this column include the matching contributions made by the Company under its 401(k) defined contribution plan, but do not include obligations incurred for the benefit of the officers’ Supplemental Executive Retirement Plans.

In addition to the grants of restricted stock and restricted stock units shown in the “Restricted Stock Awards” column of the Summary Compensation Table above, on May 13, 2004, the following awards of restricted stock units (the “milestone units” referred to in footnote 2 to the Summary Compensation Table) were granted to each of the officers listed on the Summary Compensation Table. The dollar value of the awards shown in the following table is based on the closing price of the shares of the Company’s common stock on the date of grant. Each such award consists of restricted stock units which vest upon the achievement of certain performance-based criteria which the Board of Directors believes will add significant value to all Company stockholders.

For each award, no shares of stock shall be awarded unless the threshold level of achievement is met. The information for each performance level below is the aggregate award payable at that level, and includes the shares already paid for previous levels. For instance, the target level includes shares paid at the threshold level. The precise performance criteria for each award consist of confidential business information.

LONG TERM INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name and Position	Performance or other Period until Maturation or Payout(1)	Threshold	Target (includes Threshold)	Maximum (includes Threshold and Target
Robert A, Stine President and Chief Executive Officer	—	101,102	142,291	183,481

Allen E. Lyda Vice President, Financial Officer, Treasurer and Assistant Secretary	—	32,736	46,863	60,991

Dennis Mullins Vice President, General Counsel and Secretary	—	36,424	51,402	66,381

Joseph E. Drew Senior Vice President	—	36,254	47,657	59,062

Jeffrey H. Warren Vice President	—	14,297	21,105	27,913

(1)	The milestone units shown in the foregoing table, in order to be earned, require the achievement of a matrix of long term strategic milestones of the Company. These milestones include the accomplishment of certain specific objectives within defined financial parameters that are tied to the Company’s long term plans. The time for award of these units is variable, as it is dependent on achievement of the specific objectives.

The Company has entered into an agreement with Mr. Stine providing for him to serve as President, Chief Executive Office and a director of the Company. Although the agreement does not provide for a term of employment, Mr. Stine will be entitled to continuation of his salary for one year if the Company terminates his employment without cause. In addition such a termination would result in acceleration of the exercise dates of Mr. Stine’s to stock options. The agreement also provides for customary perquisites.

The Company has entered into agreements with each of the officers named in the Summary Compensation Table providing each officer with specified severance benefits in the event the Company terminates his employment without cause, or the employee terminates his employment for good cause, within two years following, or prior to and in connection with or anticipation of, a change of control of the Company. “Change of control” is defined to mean a liquidation of the Company; a change in the identity of a majority of the directors on the Board (with certain exceptions); the acquisition by any person or group of beneficial ownership of 20% or more of the outstanding shares of Common Stock or voting power of the Company (with certain exceptions); or a transaction or series of transactions resulting in the sale of substantially all of the Company’s assets or the merger, consolidation or reorganization of the Company, unless control of the Company or a successor company that acquires the Company’s assets is substantially the same after the transaction (as defined). The severance benefits generally consist of the continuation (for up to 36 months for Mr. Stine and 30 months for the other officers, subject to certain limitations) of the employee’s salary and Company health and life insurance, the continuation for a substantially shorter period of time of applicable perquisites, including Company car, country club membership and/or Company housing, and the acceleration of the exercise dates of all outstanding options to purchase capital stock of the Company.

Stock Options

The Company had a 1992 Stock Option Plan providing for the granting of options to purchase a maximum of 230,000 shares of Common Stock. New stock option grants could no longer be made under the 1992 Stock Option Plan after March 2002. Options to purchase two shares remained outstanding under this plan as of December 31, 2004, and they have since been exercised. The Company has a 1998 Stock Incentive Plan providing for the granting of awards, including stock options, with respect to a maximum of 1,600,000 shares of Common Stock. During 2003 no options were granted to the officers named in the Summary Compensation Table under the 1998 Stock Incentive Plan.

The following table shows the number of shares issued upon exercise of options in 2004 and the number of shares subject to exercisable and nonexercisable stock options outstanding at December 31, 2004, and held by executive officers named in the preceding Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

NAME	SHARES ACQUIRED ON EXERCISE(#)	VALUE REALIZED ($)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FY-END(#) EXERCISABLE/ UNEXERCISABLE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT FY-END($)(1) EXERCISABLE/ UNEXERCISABLE
Robert A. Stine	81,000	$1,413,320	301,639/161,000	$5,307,508/$2,717,605
Allen E. Lyda	0	0	95,946/39,000	$1,729,639/$ 654,352
Dennis Mullins	25,800	$401,486	62,946/40,200	$1,068,236/$ 672,672
Joseph E. Drew	0	0	24,000/30,000	$ 364,680/$ 443,520
Jeffrey H. Warren	0	0	21,500/21,000	$ 347,685/$ 319,390

(1)	Market value of underlying securities at year end, minus the exercise price of options.

Pension Plan

The Company contributes each year to a Pension Plan for most of its employees the amount necessary to fund the Plan on an actuarially sound basis. The amounts of these annual contributions are not included in the compensation table above. Pension benefits to be received from the Plan upon retirement are determined by an employee’s five year final average annual compensation, length of service with the Company and age at retirement, subject to certain limitations imposed on a qualified retirement plan by the Internal Revenue Code.

In 1991 the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) in order to restore to executives designated by the Compensation Committee of the Board of Directors the full benefits under the Pension Plan which would otherwise be restricted by certain limitations now imposed under the Internal Revenue Code. The SERP is unfunded, but the associated liability has been accrued and will be reflected on the Company’s financial statements. No benefits under the Pension Plan or the SERP become vested until the earlier of (a) the participant’s attainment of age 65 or (b) the completion of five or more years of vesting service (as defined under the Pension Plan). With respect to the SERP, an executive can become vested upon the incurrence of a total and permanent disability while employed by the Company as determined by the Board of Directors or the Compensation Committee. The Compensation Committee also has the power to grant a participant vested status with respect to the SERP even if he does not meet the foregoing requirements. In December 1999 the SERP was amended to give Mr. Stine credit for 1.875 years of service for each year of actual service, to allow him to receive benefits calculated on the basis of up to 30 years of service instead of the 25-year maximum applicable to other participants and to impose an overall formula limit on his maximum monthly retirement benefit. Under the amendment, if Mr. Stine remains in the employ of the Company and retires at age 65, he would receive benefits based upon 30 years of service.

The table below illustrates the amount of annual pension benefits payable under the Plan (as increased by amounts payable to eligible executives under the SERP) to persons in particular classifications who work to the normal retirement age of 65.

Five Year Final Average Annual Compensation	Years of Service
	10	20	25	30 or more
$100,000	$12,143	$24,286	$30,358	$36,429
150,000	20,393	40,786	50,983	61,179
200,000	28,643	57,286	71,608	85,929
210,000*	30,293	60,586	75,733	90,879
250,000	36,893	73,786	92,233	110,679
300,000	45,143	90,286	112,858	135,429
350,000	53,393	106,786	133,483	160,179
400,000	61,643	123,286	154,108	184,929
450,000	69,893	139,786	174,733	209,679
500,000	78,143	156,286	195,358	234,429
550,000	86,393	172,786	215,983	259,179
600,000	94,643	189,286	236,608	283,929

*	Current maximum annual compensation limit for all qualified plan benefit calculation purposes. (IRC 401 (a) (17))

For purposes of pension benefits, earnings consist of compensation determined in the manner reflected in the preceding Summary Compensation Table, except that for pension benefit purposes, bonuses are included in the year paid instead of in the year accrued and amounts under “Long Term Compensation” and “All Other Compensation” are not counted. The benefits presented are straight life annuity amounts and are determined based on the benefit formula required by the Plan, which conforms to the regulations of the Internal Revenue Service and ERISA. The benefits presented reflect deductions for Social Security as required by the Plan. The amounts of compensation for 2004 that could affect the five-year final average annual compensation of the executives named in the Summary Compensation Table if they retire are: Mr. Stine—$550,000; Mr. Lyda—$230,626; Mr. Mullins—$239,700; Mr. Drew—$223,520; and Mr. Warren—$197,105. The credited years of service under the Plan and the SERP as of December 31, 2004, for those named in the Summary Compensation Table are: Mr. Stine—15 years, Mr. Lyda—14 years, Mr. Mullins—11 years, Mr. Drew—3 years, and Mr. Warren—4 years. All employees having one year in service with the Company participate in the Plan, including all current officers of the Company. Mr. Warren has additional pension benefits under the Plan respecting his service with the Company during 1987-1994.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

General Matters

The fundamental objective of the Company’s executive compensation policies is to ensure that executives are provided incentives and compensated in a way that advances both the short- and long-term interests of stockholders while also ensuring that the Company is able to attract and retain talented management executives.

The executive compensation policies recommended by the Compensation Committee and adopted by the Board of Directors generally consist of three components:

•	a base salary,

•	a cash bonus based on performance, and

•	equity.

Until 2003, the equity component of an executive’s compensation was generally satisfied by the granting of stock options under the Company’s 1998 Stock Incentive Plan. For 2003, the Compensation Committee decided not to award additional stock options but rather to make an overall assessment of its compensation practices and particularly its practices with respect to long term equity awards. In March 2003, the Committee engaged The Poe Group, an independent compensation consulting firm, to assist it with this assessment and to make recommendations regarding improvements that might be made. As a result of the assessment made by the consultant and the process associated with the overall review of the Company’s compensation practices, the Compensation Committee recommended to the Board of Directors, and in March 2004 the Board adopted, certain changes to the Company’s long term compensation arrangements for senior management.

Under the new policies, in lieu of granting stock options, the Company makes restricted stock awards in the form of restricted stock or restricted stock units under the Company’s 1998 Stock Incentive Plan. Except for certain transitional restricted stock awards that vest over four years of continued employment, these restricted stock awards vest on the basis of the achievement of performance criteria rather than merely the passage of time. The performance criteria are established by the Board of Directors with input from the Compensation Committee and include the satisfaction of short term financial criteria and, with respect to a significant majority of the shares subject to the awards, the achievement of a matrix of long term strategic milestones of the Company. These milestones include the accomplishment of certain specific objectives within defined financial parameters that are tied to the Company’s long range plans.

The members of the Compensation Committee believe that by tying the vesting of most of the restricted stock awards to the achievement of long term milestone objectives, management’s efforts will be very closely aligned with the enhancement of long term stockholder value. The elements of these changes in the Company’s long term equity compensation program were reflected in the Tejon Ranch Co. 2004 Incentive Bonus Program which was submitted to and approved by the stockholders at the Company’s 2004 Annual Meeting of Stockholders.

As a result of the adoption and stockholder approval of the 2004 Incentive Bonus Program, the performance-based bonus and restricted stock award elements of the compensation paid to executives subject to Section 162(m) of the Internal Revenue Code will be deductible by the Company.

In March 2004, the Committee also recommended, and the Board adopted, a Nonqualified Deferred Compensation Plan under which eligible managerial employees and members of the Board will be afforded the opportunity to enter into agreements for the deferral of a specified dollar amount or percentage of their base salary, director retainer and/or bonus payments. In addition, participants in the Plan who hold certain restricted stock in the Company will be given the opportunity to defer under the Plan the gain inherent in such restricted stock.

As described above, the initial grant of the restricted stock and restricted stock units has long term compensation effects in that the milestones will be achieved, if at all, over a number of years. The Compensation Committee will generally review the compensation of senior management at its December meeting each year during which it will set their salaries and performance bonus objectives for the upcoming year and will review the long term compensation arrangements and recommend to the full Board any additional awards it deems appropriate.

2004 Compensation

The salaries for all executives named in the Summary Compensation Table above remained the same for 2004 as they were for 2003.

For 2004, Mr. Stine had the opportunity to earn bonus compensation of up to 78.75% of his base salary. Sixty percent of the maximum bonus Mr. Stine could earn was based upon the extent to which he achieved a number of individual performance objectives relating to business development, operations and staffing and organization of the Company, 15% was based upon the Company achieving certain cash flow measures and 25% was available at the discretion of the Board, based upon input from the Compensation Committee. Overall, Mr. Stine earned 90.70% of the maximum bonus that could be earned.

For all other officers (Dennis Atkinson, Joe Drew, Allen Lyda, Dennis Mullins and Jeffrey Warren) bonus compensation could be earned as a result of the achievement of a mix of objectives (that varied with each officer) related to overall corporate performance (as measured by cash flow), performance of the portions of the Company’s operations managed by them, if applicable (as measured by revenues and income), achievement of individual business objectives, and at the discretion of the Board (based on the recommendations of the Compensation Committee). In all cases, the discretionary component of the bonus opportunity was 25%. The officers had the opportunity to earn bonus compensation of up to 57% of their base salary.

Robert C. Ruocco (Chairman), Dan T. Daniels, Norman Metcalfe,

George G.C. Parker, Geoffrey L. Stack

Members of the Compensation Committee

Performance Graph

The following graph is a comparison of cumulative total shareowner returns for the Company, the Dow Jones Equity Market Index, and the Dow Jones Real Estate Index for the period shown.

	2000	2001	2002	2003	2004
TEJON RANCH	-18.99%	24.27%	24.22%	38.08%	-0.51%
DJ EQUITY MKT	-9.27%	-20.08%	-31.36%	1.88%	12.01%
DJ REAL ESTATE	27.52%	11.80%	3.63%	36.90%	31.22%

The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Performance Graph by reference.

The Dow Jones Real Estate Index, for the most part, includes companies which have revenues substantially greater than those of the Company. The Company is unaware of any industry or line-of-business index that is more nearly comparable.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP has been selected by the Board of Directors to serve as the Company’s independent public accountants for the year 2005 and served in that capacity for the year ended December 31, 2004. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2004 and for the reviews of the financial statements included in the Company’s Forms 10-Q for that year were $322,928.

All Other Fees.    The aggregate fees billed by Ernst & Young LLP for all other services not referred to above for the year ended December 31, 2004 were $48,720.

The Audit Committee of Board of Directors considered whether the provision of the services referred to above under the heading “All Other Fees” is compatible with maintaining the independence of Ernst & Young LLP.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee reviewed the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors’ providing of non-audit services to the Company is compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

Kent G. Snyder (Chairman), Craig Cadwalader,

George G.C. Parker, Robert C. Ruocco, Geoffrey L. Stack

Members of the Audit Committee

OTHER

Financial Information.    Both the Company’s Annual Report to Stockholders and the Company’s Annual Report on Form 10-K (including the financial statements and financial statement schedules but without exhibits) as filed with the Securities and Exchange Commission accompany this Proxy Statement. Both reports may be obtained without charge by calling or writing Corporate Secretary, Tejon Ranch Co., Post Office Box 1000, Lebec, California 93243, (661) 248-3000.

Stockholder Proposals.    A stockholder’s proposal will be considered at the 2005 Annual Meeting of Stockholders only if the stockholder provides timely notice of such proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting as originally scheduled, but if less than 40 days notice or prior public disclosure of the date of the meeting is given or made to the stockholders, then the notice must be received not later than the close of business on the 10th day following the day on which the Notice of Annual Meeting of Stockholders was mailed. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. To be considered for inclusion in the proxy statement for the 2006 Annual Meeting, stockholder proposals are required to be delivered to the Company on or before December 5, 2005.

Other Business.    Management does not know of any matter to be acted upon at the meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.

Stockholders are urged to sign and return their proxies without delay.

For the Board of Directors,

DAN T. DANIELS, Chairman of the Board

DENNIS MULLINS, Secretary

April 1, 2005

APPENDIX A

TEJON RANCH CO.

AUDIT COMMITTEE CHARTER

1.    Members.    The Audit Committee shall be appointed by the Board of Directors and shall consist of at least three members, all of whom shall be independent directors. One member shall be designated as chairperson. For purposes hereof, the term “independent” shall mean a director determined by the Board to be independent pursuant to the Company’s Corporate Governance Guidelines, and who, in addition:

•	has not, at any time in the fiscal year, accepted, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company or any subsidiary of the Company (provided that such compensation is not contingent in any way on continued service);

•	is not an affiliated person of the Company or any of its subsidiaries, as defined in Rule 10A-3 of the Securities and Exchange Commission.

Each member of the Audit Committee must be “financially literate”, and at least one member must have “accounting or related financial management expertise”, as such terms are used in the Rules of the New York Stock Exchange and as determined by the Board. At least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

2.    Purposes, Duties, and Responsibilities.    The Audit Committee’s responsibility is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the Company’s outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the financial management of the Company, as well as the outside auditors of the Company, have more time, knowledge and more detailed information on the Company than do Audit Committee members; consequently, in carrying out its oversight responsibilities, the Audit Committee is not expected to provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the work of the Company’s outside auditors.

The purposes of the Audit Committee shall be to:

•	represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s outside auditor; and

•	prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Among its specific duties and responsibilities, the Audit Committee shall:

(i)  Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the outside auditor. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate, when appropriate, the outside auditor, which shall report directly to the Audit Committee.

(ii)  Obtain and review, at least annually, a report by the outside auditor describing:

•	the outside auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditing firm; and

•	any steps taken to deal with any such issues.

(iii)  Approve in advance all audit services to be provided by the outside auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.)

(iv)  Establish policies and procedures for the engagement of the outside auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the outside auditor.

(v)  Consider, at least annually, the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

(vi)  Review and discuss with the outside auditor:

•	the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditor’s activities or on access to requested information, and any significant disagreements with management; and

•	any reports of the outside auditor with respect to interim periods.

(vii)  Review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the Company prior to the filing of its annual and quarterly reports with the SEC, including:

•	an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•	the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the reports to be filed with the SEC, including accounting policies that may be regarded as critical; and

•	major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the outside auditor as required by SEC rules.

(viii)  Recommend to the Board based on the review and discussion described in paragraphs (v)—(vii) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(ix)  Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the outside auditor or management.

(x)  Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

(xi)  Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

(xii)  Review and discuss the Company’s earnings press releases, as well as financial information and earnings guidance to be provided to analysts and ratings agencies.

(xiii)  Review and discuss the Company’s policies with respect to risk assessment and risk management.

(xiv)  Oversee the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s codes of conduct and programs to monitor compliance with such codes.

(xv)  Establish procedures for handling complaints regarding (1) accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters, and (2) matters covered by the Company’s codes of conduct.

(xvi)  Establish policies for the hiring of employees and former employees of the outside auditor.

(xvii)  Annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.

3.    Subcommittees.    The Audit Committee may delegate to a subcommittee of the Audit Committee consisting of not less than two members of the Committee the responsibility to review specific issues, meet with management, auditors or others on behalf of the Committee regarding such issues, and prepare recommendations or reports for review by the Committee.

4.    Outside Advisors.    The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

5.    Meetings.    The Audit Committee shall meet at least five times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet in executive session (i) without management present at least one time per year and (ii) periodically separately with each of management, the principal internal auditor of the Company and the outside auditor. A majority of the members of the Audit Committee constitutes a quorum. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

1. Election Of Four Directors (Class III)

FOR all nominees listed below (except as written to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

01 John L. Goolsby, 02 Norman Metcalfe, 03 Kent G. Snyder, And 04 Michael H. Winer.

(Instruction: to withhold authority to vote for any individual nominee write in the nominee’s name in the space below.)

Signature

Signature

Date

Please sign exactly as your name appears on this Proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/trc

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TEJON RANCH CO.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 1, 2005, and hereby appoints DAN T. DANIELS and ROBERT A. STINE as proxies (each with full power to act in the absence of the other, and each with full power of substitution), to represent and to vote all shares of Common Stock of Tejon Ranch Co. held of record by the undersigned on March 11, 2005, at the Annual Meeting of Stockholders to be held on May 3, 2005, or any adjournment or postponement thereof.

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

(Continued on reverse side)

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

TEJON RANCH CO.

Annual Meeting of Stockholders

May 3, 2005, 9:30 a.m.

Hyatt Regency Irvine

17900 Jamboree Boulevard

Irvine, California